EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2002 relating to the consolidated financial statements which appear in KFx Inc.'s Current Report on Form 8-K dated June 18, 2002.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
July 31, 2002